CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Peapack-Gladstone Financial Corporation (the “Corporation”), for the quarterly period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Frank A. Kissel, as Chief Executive Officer of the Corporation, and Jeffrey J. Carfora, as Chief Financial Officer, each hereby certify, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Frank A. Kissel
Name: Frank A. Kissel
Title: Chairman of the Board and
Chief Executive Officer
Date: August 9, 2012

/s/ Jeffrey J. Carfora
Name: Jeffrey J. Carfora
Title: Executive Vice President and
Chief Financial Officer and
Chief Accounting Officer
Date: August 9, 2012

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